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                                                                Exhibit 10.25(i)

[LOGO OF RABBIT HEAD]
 PLAYBOY ENTERPRISES INC.                          INTEROFFICE CORRESPONDENCE
 DATE: August 15, 1996                 PRIVILEGED AND CONFIDENTIAL
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TO:          Tony Lynn
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FROM:        Christie Hefner
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SUBJECT:     Employment Agreement
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                                                            .

          Tony, this will confirm our agreement to amend your employment agreement dated May 21, 1992 as follows:

          1.   The Employment Term will be extended through June 30, 2000.

          2. Your Basic Compensation will be $525,000 for the period July 1, 1996 through June 30, 1997 and $550,000 for each year of your Employment Term thereafter.

          3. The Profits Base on which your Contingent Compensation will be computed will continue to be $2.35 million.

          4. The Contingent Compensation payable to you will continue to be 5% of the amount by which the pre-tax profit of the Playboy Entertainment Group for each fiscal year during the Employment Term exceeds the Profits Base. However, once the sum of Basic Compensation plus Contingent Compensation equals $2 million in any fiscal year, any additional Contingent Compensation payable to you in such fiscal year will be reduced to 2.5% of the amount by which the pre-tax profit of the Playboy Entertainment Group in such fiscal year exceeds the Profits Base.

          5. Paragraph 3.D. under your Employment Agreement will be deleted in its entirety and the following will be substituted in lieu thereof:

               D. Equity Bonus:
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               (i) In the event that Company directly or indirectly sells, transfers or otherwise disposes of an equity interest in the Playboy Entertainment Group (or all or substantially all of the assets comprising the Playboy Enter-
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PRIVILEGED AND CONFIDENTIAL
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August 15, 1996
To: Tony Lynn
Re: Employment Agreement
Page Two



               tainment Group operations) to a third party (including a sale to the public) during the Employment Term or within three (3) months following the end of the Employment Term (an "Equity Disposition Transaction"), then Employee shall be entitled to a one-time Equity Bonus that will be computed by multiplying the Contingent Compensation payable to Employee in the fiscal year immediately preceding the fiscal year in which the Equity Disposition Transaction takes place by the number of fiscal years remaining in the Employment Term. The Equity Bonus will be paid to Employee in cash promptly following the closing date of the Equity Disposition Transaction.

     (ii) It is the express intent of the parties hereto that the Equity Bonus shall only be payable in connection with an Equity Disposition Transaction which constitutes a bona fide transfer of an equity interest in the Playboy Entertainment Group and shall not be payable in connection with any other transaction (whether in the form of joint ventures, co-productions or otherwise) which represents a financing transaction. In no event shall Company structure a transaction which would otherwise constitute a sale or disposition of an equity interest in the Playboy Entertainment Group as a financing transaction for the purpose of frustrating the provisions of this Paragraph 3.D.

     (iii) The payment of the Equity Bonus, if any, will be in addition to any Contingent Compensation payable to you.

6. If your employment is terminated by the Company without cause, you will be entitled to:
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PRIVILEGED AND CONFIDENTIAL
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August 15, 1996
To: Tony Lynn
Re: Employment Agreement
Page Three



     (i) a one-time severance payment equal to your Basic Compensation in the fiscal year in which such termination occurs; plus

     (ii) 100% of the Contingent Compensation to which you would have been entitled for, and only for, the fiscal year in which such termination occurs (based on the actual pre-tax profits of the Playboy Entertainment Group for such fiscal year).

     Any amounts paid to you under this Paragraph 6. will be reduced by any amounts paid to you pursuant to your Change in Control Severance Agreement dated as of June 1, 1992.

Except as modified above, all of the other terms and conditions of your employment agreement will remain as is.

ACCEPTED AND AGREED TO:

/s/ Anthony L. Lynn
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Date  August 16, 1996
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